EXHIBIT 99.1

ORCHID ISLAND CAPITAL TO ANNOUNCE THIRD QUARTER 2013 RESULTS

VERO BEACH, Fla. (October 30, 2013) – Orchid Island Capital, Inc. (NYSE MKT:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced that it will release results for the third quarter of 2013 following the close of trading on the New York Stock Exchange – MKT on Monday, November 4, 2013.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Wednesday, November 6, 2013, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 341-5668. International callers dial (224) 357-2205. The conference passcode is 95181954. A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.orchidislandcapital.com, and an audio archive of the webcast will be available for approximately one year.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com